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                                                                    EXHIBIT 11.1

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

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                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
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                                                                                                 (IN THOUSANDS,
                                                                                               EXCEPT SHARE DATA)
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PRIMARY:
Shares outstanding at beginning of period...................................................     46,093     47,916
Weighted average shares issued pursuant to:
  Acquisition agreements....................................................................     --             48
  Employee benefit plans....................................................................         26         33
  Weighted average shares repurchased.......................................................     --           (711)
Dilutive effect of outstanding stock options................................................        520        500
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Weighted average number of common and common equivalent shares outstanding..................     46,639     47,786
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Net earnings................................................................................  $  15,937  $  15,339
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Net earnings per common and common equivalent share.........................................  $    0.34  $    0.32
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FULLY DILUTED:
Weighted average number of common and common equivalent shares used in primary
  calculation...............................................................................     46,639     47,786
Additional dilutive effect of stock options.................................................         21         31
Assumed conversion of dilutive convertible debentures.......................................      4,713      4,714
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Fully diluted weighted average number of common and common equivalent shares outstanding....     51,373     52,531
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Net earnings used in primary calculation....................................................  $  15,937  $  15,339
Adjustment for reduced interest expense, net of interest expense related to additional borrowings to fund the cash portion ofthe merger consideration assumed paid on conversion
  of dilutive convertible debentures and net of related income tax benefits.................        854        854
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Net earnings................................................................................  $  16,791  $  16,193
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Fully diluted net earnings per common and common equivalent share...........................  $    0.33  $    0.31
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